Exhibit 99.1

Tianli Agritech to Host Second Quarter 2013 Earnings Conference Call on Wednesday, August 14, 8:00 am EDT

Press Release: Tianli Agritech, Inc. – 1 hour 11 minutes ago

WUHAN CITY, China, Aug. 12, 2013 /PRNewswire/ -- Tianli Agritech, Inc. (NASDAQ: OINK) ("Tianli" or the "Company"), a leading producer of breeder hogs, market hogs and black hogs headquartered in Wuhan City, China, today announced that it will hold its second quarter 2013 financial results conference call at 8:00 am EDT on Wednesday, August 14, 2013. The Company anticipates filing its Form 10-Q Quarterly Report and releasing earnings press release after the market close on Tuesday, August 13, 2013.

To attend the call, please use the information below for either dial-in access or webcast access. When prompted on dial-in, ask for "Tianli ".

Conference Call
Date:	Wednesday, August 14, 2013
Time:	8:00 am EDT, U.S.
U.S. Dial-in:	+1 877-317-6789
International Dial-in:	+1 412-317-6789
Conference ID:	Tianli
Webcast Link:	http://services.choruscall.com/links/tianli130814.html

For those unable to participate, an audio replay of the call will be available beginning approximately one hour after the end of the live call through August 26, 2013. The audio replay can be accessed by dialing +1-877-344-7529 within the United States or +1-412-317-0088 internationally, and entering access ID No. 10032808.

About Tianli Agritech, Inc.

Tianli Agritech, Inc. is in the business of breeding, raising and selling breeder and market hogs in China and is developing a retail channel for its pork products including high-value, black hog meat. The Company is focused on growing high quality hogs for sale for breeding and meat purposes. The Company conducts genetic, breeding and nutrition research to steadily improve its production capabilities.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Investor Relations

Tina Xiao
Weitian Group LLC
Phone: +1 917-609-0333
Email: tina.xiao@weitian-ir.com
Web: http://www.weitian-ir.com